Exhibit 99.1

M A R T E N T R A N S P O R T , L T D . Morgan Keegan 2006 Equity Conference SEPTEMBER 7, 2006 | Memphis, Tennessee

Today’s presentation and discussion will contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “intends,” “estimates,” or similar expressions are intended to identify these forward-looking statements. These statements are based on Marten’s current plans and expectations and involve risks and uncertainties that could cause future activities and results of operations to be materially different from those set forth in the forward-looking statements. For further information, please refer to Marten’s reports and filings with the Securities and Exchange Commission. Disclosure 1

 Started in 1946 by Roger Marten at the age of 17 Hauled dairy products around Western Wisconsin Eventually expanded to upper Midwest – nationwide and Canada Focus switched to time and temperature sensitive freight Went public in 1986 Follow on offering in ‘03 Two stock splits in ‘03 Stock split in December of ‘05 Operate four terminals and corporate headquarters Strategically located for operations and maintenance Mondovi, WI (corporate office) Forest Park, GA Indianapolis, IN Ontario, CA Wilsonville, OR Company Overview 2

History of Success



Operating Revenue since 1996

Figures in millions



$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
1996
1997
1998
1999
2000
2001
2002
2003
2004
2005
12.2% CAGR *

* *All organic*

MARTEN

3

 Temperature-controlled focus Majority of freight is temperature sensitive More than 79% requires a temperature controlled environment Freight Mix 4 66%10%13%9%2%Food StuffBeveragesConsumer ProductsPharmaceuticals/ChemicalsOther

 Longstanding relationships with top accounts Our top 10 customers have 10-plus years with us High-volume customers are growing / consolidating General Mills Kraft Anheuser Busch Largest or 2nd largest temperature-sensitive carrier for seven of our top 10 accounts Business with our top accounts is growing For first six months of ’06, revenue with our: …top 5 customers increased 14% …top 10 customers increased 16% …top 15 customers increased 18% …top 20 customers increased 16% …top 25 customers increased 16% Customers 5

Blue-chip base Partner with successful companies Reputable businesses with solid track records Customers 6

 Managing for mandated ’07 EPA standards Began acceleration of tractor fleet replacement in ‘04 Took delivery of 932 tractors in ’05 and 409 tractors in the first eight months of ’06 Will take delivery of tractors with ’06 manufactured engines during the remainder of ’06 and into ’07 Have the ability to operate our fleet through Q1 ’08 within expected age and mileage tolerancesEquipment 7

Late-Model Revenue Equipment Equipment 1.30 1.38 1.31 1.48 Ratio of Trailers-Tractors 3.85 3.27 2.85 2.31 Avg. Age of Trailers 2,835 3,152 3,438 3,708 Total Trailers 1.90 1.39 1.20 1.36 Avg. Age of Tractors 2,181 2,283 2,618 2,501 Total Tractors 2003 2004 2005 2006 Description As of June 30 As of Dec. 31 As of Dec. 31 As of Dec. 31 8

Recent Year-to-Year Comparison Figures in millions Capital Expenditures $39.4 2003 $28.8 2002 $76.4 2004 $88.5 2005 $70.0* 2006 (estimated)Amount Year * This estimate may be impacted by the timing of tractor and trailer deliveries between ’06 and ‘07 9

S O U R C E S F O RGROWTH in 2007 10

 Marten affiliation MW Logistics, LLC began operations in Q2 of ‘01 Marten invested in company as it launched Marten owns a 45% stake MW Logistics also a customer More than $21 million of revenue with Marten in ’05 Generated $8.1 million of revenue with Marten in first six months of ’06 Third-party provider of logistics services Brokerage and intermodal services Food grade bulk transport Dry goods transport Customer base includes…P&G General Mills Kellogg’s Quaker Oats Coors Daisy BrandsMW Logistics 11

Yearly Revenue Comparison In millions MW Logistics 12 $0$5$10$15$20$25$30$35$402002200320042005

 Providing new revenue opportunities Initiated services in April ‘05 $1.4 million in total revenue in ’05 $1.9 million in total revenue in first six months of ’06 Established new relationships with 380 small carriers Bridging gaps with existing customers Being offered new types of load opportunities New Services - Brokerage 13

 Outstanding growth potentialInitiated services in October of ‘05 Working on establishing lanes and customer accounts Realizing increased “new” business from existing customers $380,000 in total revenue in fourth quarter of ’05 $4.6 million in total revenue in first six months of ‘06 Currently adding 1,900 intermodal-ready trailers to fleet Able to track trailers on rail with satellite technology Load temperatures and reefer fuel levels are monitored remotely New Services - Intermodal 14

 Major focus on retaining & recruiting Seeking drivers who are qualified and safety consciousQ3 ’06 initiativesEnhanced structure used to manage drivers’ mileage, home time and equipment maintenance Improved processing time for driver payroll and new applicants Improved driver turnover (which has consistently been approximately half the industry average) by 16% from Q2 ’06 to July and August ‘06 Seated an additional 92 company tractors in July and August ’06 Million Mile Club336 drivers have accumulated a million accident-free miles since ’93 60 drivers have two-million plus miles of accident-free driving 219 current drivers are members of our Million Mile Club Drivers 15

# Recent Recognition



- **Forbes Magazine Top 200 Small Businesses in U.S.**
  - October 2005 issue
  - Noted as "solid financial performance, well-run, up and comer"
- **TCA Grand Prize for Safety**
  - Awarded distinction twice in past five years
  - Presented Georgia and Wisconsin motor carriers top safety award for '05
- **Named "Best Place to Work in Western Wisconsin"**
  - Chippewa Valley B2B Magazine – October '05
- **Platinum Safety and Operational Excellence Award**
  - Presented with honor past two years in a row
  - Sponsored by Great West Casualty Company
- **Recognized for Recruitment and Retention of Women Workers**
  - By Wisconsin Lt. Governor Barb Lawton

MARTEN

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Operations (-) 1.1% 937 927 Avg. miles per trip (-) 5.7% 5.3 5.0 Tractors to non-driver personnel (as of June 30) (-) 2.3% 29,072 28,407 Avg. miles per tractor 6.3% $1.385 $1.472 Avg. freight revenue per total mile 3.8% $3,097 $3,216 Avg. freight revenue per tractor / wk Change Q2 ’05 Q2 ‘06 Description Comparison of Q2 ’06 to Q2 ’05 Operations 17

Financial Highlights Comparison of Q2 ‘06 to Q2 ‘05 9.7% $ 0.31 $ 0.34 Diluted EPS 11.5% $ 6.8 $ 7.5 Net income (in millions) 2.2% $ 11.6 $ 11.8 Operating income (in millions) 16.9% $112.8 $131.9 Operating revenue (in millions) Change Q2 ‘05 Q2 ‘06 Description 18

Sustained Profitability Year-over-year net income improvement 11.5% 2006 Q2 4.9% 2006 Q1 102.8% 2003 Q1 24.5% 2003 Q2 84.3% 2003 Q3 499.7% 2003 Q4 95.6% 2004 Q1 39.2% 2004 Q3 36.1% 2004 Q2 49.9% 2004 Q4 76.2% 40.5% 33.2% 42.9% Net Income Increase 2005 Q1 2005 Q2 2005 Q3 2005 Q4 Year Quarter 19

M A R T E N T R A N S P O R T , L T D .